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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

Our report dated April 8, 1996, contains an explanatory paragraph that states that Vibroplant U.S., Inc. changed its method of computing depreciation in 1995 and its method of accounting for income taxes in 1994.

                                          KPMG PEAT MARWICK LLP

Fort Worth, Texas
September 5, 1996